Exhibit 99.3

Conference Call Script

ContextLogic/US Salt Acquisition Call

Slide 1 – 3: Welcome Message / Legal Disclaimer (Operator)

Good morning, ladies and gentlemen, and thank you for standing by. Welcome to today’s call, announcing the acquisition of US Salt by ContextLogic, and the formation of a new Business Ownership Platform backed by Abrams Capital and BC Partners. At this time, all participants are in listen-only mode and there will not be a Question-and-Answer section at the conclusion of today’s call; however, a recording and transcript will be made available online, and management will make themselves available to the investor community over the coming days and weeks.

Before we begin, I would like to note that during this call we will be referring to a slide deck that is available on ContextLogic’s investor relations website at https://ir.contextlogic.com/.

Please note that today’s call contains forward-looking statements regarding future events and future performance of ContextLogic, US Salt and the combined company. These forward-looking statements are based upon information available today and actual results could differ materially from those contemplated by these forward-looking statements. Please refer to slides two and three for important disclaimers and cautionary statements regarding forward-looking information.

I will now turn the call over to the hosts of today’s call: Ted Goldthorpe, current Chairman of ContextLogic; Mark Ward, President of ContextLogic, Raja Bobbili, incoming Chairman of ContextLogic; and David Sugarman, CEO of US Salt.

Slide 4: Table of Contents (Ted)

Good morning, and thank you for joining us. We’re excited to walk you through what we’re building at ContextLogic and to provide a comprehensive overview of our anchor acquisition— an exceptional business called US Salt.

First, I’ll provide an overview of ContextLogic’s origins and how it ended up with a unique combination of short term balance sheet liquidity and billions of dollars in available tax attributes to pursue compelling acquisitions.

Second, we’ll introduce the first major building block of the Company’s strategy: the acquisition of US Salt.

And third, we’ll walk through the transaction details, the ownership structure, and the numbers that shape what ContextLogic will look like once this deal closes, which we expect to be in the first half of 2026, subject to customary approvals and closing conditions.

Slide 5: ContextLogic Strategy Overview

(No script—title slide.)

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Slide 6: ContextLogic History: How Did We Get Here? (Ted)

The story starts with a company many of you probably remember: Wish.com. At its IPO in 2020, during peak pandemic e-commerce enthusiasm, Wish was valued at more than $14 billion.

But the business model just wasn’t sustainable. The company burned through billions of dollars of cash and, over time, the underlying economics caught up with it. Eventually, the legacy board and management team made the tough but correct decision to sell the business.

However, they successfully undertook efforts to preserve roughly $2.9 billion of net operating losses plus other tax attributes.

Slide 7: ContextLogic Today: Evolved to Scale (Ted)

When we at BC Partners first got involved in March 2025, we saw a blank canvas—a chance to build a strategic, acquisition-driven compounder, with cash and tax attributes, from the ground up. BC Partners committed to purchasing up to $150 million of convertible preferred units. The investment and commitment by BC Partners, was led through a private fund advised by BC

Partners credit. Our goal, in partnership with the company, was to review, identify and evaluate strategic opportunities for the benefit of ContextLogic and its stockholders.

Very shortly afterward, we met Abrams Capital—led by renowned investor David Abrams, along with his partner Raja Bobbili, whom you’ll hear from shortly.

Since then, our two firms have worked side-by-side to structure ContextLogic based on first principles, asking ourselves time and again: how would a company run by owners, for owners be designed and constructed?

What we’re sharing today is exactly that—the architecture of our business ownership platform designed to produce sustainable, long-term free cash flow per share growth. The fundamental principles behind it—aligned incentives, decentralized operations, and governance that keeps owners close to the operators—are core building blocks, and we’re proud to walk through them today.

Slide 8: ContextLogic Future: A Decentralized String of Pearls (Ted)

There are two design principles that sit at the center of our business strategy.

First, every operating business that ContextLogic acquires will be run in a decentralized manner. Decisions should and will be made as close to the business as possible, by people who actually run it. Corporate exists as a support function, not a command center. Its job is to help the operators, not to micromanage them.

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Second, we will only work with top-tier management teams—and ensure their incentives are truly aligned with shareholders. This is critical to us.

Slide 9: Our Acquisition Strategy Is Focused on Three Clear Criteria… (Ted)

To identify target businesses, we look for three clear criteria.

First: niche markets. We like markets that are big enough to grow in but small enough to avoid competitive spotlight. As a general principle, strong businesses in small markets tend to be pretty good businesses.

Second: competitive advantages. What we call “obvious” competitive advantages. Not theoretical or “potential” future advantages—actual, durable competitive strengths and positioning you can point to and understand.

Third: long-duration assets. Businesses that we expect to have a clear reason to exist 20 or 30 years from now. We’re building a long-term business ownership platform, not something we hope to flip in a couple of years.

Slide 10: We’re Equally Clear About What we will not pursue (Ted)

Just as important is what we won’t pursue.

We’re not pursuing big “TAMs” just because the market size looks impressive on a slide. We’re not paying for “multiple expansion” in the hope that the market rerates the stock. We’re not trying to ride “earnings momentum” or “future profitability” narratives.

We’re also not interested in “good enough” management teams or high growth at any price, or loose synergy stories, or grabbing whatever happens to be the AI trend of the moment.

We’re focused on durable, understandable businesses with real advantages.

Slide 11 – ...But We Will Be Opportunistic in Creating Value (Ted)

Our primary goal is to deploy capital into businesses that fit squarely within our strike zone— niche, competitively advantaged, long-duration businesses run by great teams.

But when we see unique, high-value opportunities outside of that core—such as share buybacks, a special situation, a distressed opportunity, or a structured investment—we have the expertise to capitalize.

One of the advantages of having a strong cash-generating base, combined with our tax attributes, is that we expect to have cash to deploy opportunistically for the benefit of shareholders.

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Slide 12 – ContextLogic Management Model (Ted)

Just as we decentralize operations, we also decentralize governance.

Each operating business will be overseen by its own Business Oversight Committee of the ContextLogic board—made up of a small group of two to four directors. Each committee will work with management to oversee the business under it. The idea is to have a governance structure that’s small, focused, accountable, and ownership-minded.

Capital allocation decisions sit with a separate Investment Committee of the board.

And at the corporate level, we’ve made a very deliberate choice: we are not appointing a corporate CEO at ContextLogic. It’s an acknowledgment that the real CEOs—the people with true authority and accountability—are the leaders running each operating business. Corporate exists to support them, not to sit above them.

What we will have is a very lean but constructive corporate team: a president and a CFO who focus on reporting, investor relations, and M&A—fully addressing all of the company responsibilities as a public company. My colleague Mark has agreed to serve as president, and he will receive no salary from ContextLogic. More broadly, the majority of our board at closing will consist of representatives from Abrams and BC Partners, and none of us will receive a dollar of director compensation from ContextLogic. We will complement the Board with independent and highly experienced directors. The interests of the Board will be fully aligned with our public shareholders.

To reiterate, the guiding principle is simple: ContextLogic will be governed by owners, for owners.

Slide 13 – ContextLogic Management Model (Ted)

Now let’s talk about how we align leaders in the operating businesses with shareholders. There are three components that are tightly linked to value creation:

1.	Base salary – straightforward fixed pay.

2.	Annual bonus – based on year-over-year profit growth. If organic profit growth is below 5%, the bonus is zero.

3.	Long-term incentive – based on profit growth over a five-year period, not capped, and expected to be paid in equity.

If a team delivers strong, sustained profit growth, they do very well. If they don’t, they don’t.

For managers, this really is the best of both worlds: private-equity-level incentives without the forced exit that pushes so many good companies to sell before their time. ContextLogic will attract operators who want true pay-for-performance and the freedom to build against the backdrop of a long-term horizon and the backing of public capital markets.

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Slide 14 – ContextLogic Management Model (Ted)

A big part of our thinking has been shaped by a group of Swedish serial acquirers—companies like Addtech, Lifco, Indutrade, and others you see on this slide.

Over the last two decades, these businesses have created extraordinary shareholder value by doing a few things very well:

•	disciplined capital allocation,

•	radical decentralization, and

•	tightly aligned incentives.

They are proof that you can create a lot of value by adding one good business after another, attracting talented operators, aligning their incentives with shareholders, giving them real autonomy, and doing this with consistency and discipline. That process is exactly what compounds into highly compelling results.

Slide 15 – Target Financial Model (Ted)

Let me close my section with the financial model we’re holding ourselves accountable to. Our true north star is free cash flow per share. To be clear, by free cash flow, we mean operating cash flow less all capital expenditures.

We want to own businesses that can grow free cash flow organically at 5–10% per year, sustainably, over a long time.

On top of that, we expect to target acquisitions that add another 5–10% growth each year, and importantly, we believe we can do that without needing to issue additional equity.

The incentive plan creates 1–2% dilution a year, but it’s triggered only when the team delivers. It’s dilution tied to financial performance—not dilution handed out for free.

So when you net it all out, our target is to compound free cash flow per share growth at 9–18% annually. Yes, that’s a wide range. But our goal is straightforward: to show, year after year, that this is a repeatable model for long-term, tax-optimized compounding at ContextLogic.

With that, I want to turn it over to Raja Bobbili from Abrams Capital. Abrams is expected to hold a combined equity stake of a little under 40% on an aggregate basis between ContextLogic and our holding subsidiary, making them our largest equityholder. We are thrilled that as part of this transaction, Raja will join the Board and serve as chair. In fact, Raja introduced US Salt to ContextLogic, and he has been a true thought partner in designing this platform. I couldn’t be more excited to work with him and with David Abrams, who will also join the Board.

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Slide 16 – Introducing the First Pearl, US Salt (Raja)

Thank you, Ted, and good morning, everyone. I’m really glad to be here and to talk about why we’re doing this.

Abrams Capital was founded in 1999. We invest with a long time horizon, usually in a fairly concentrated way, across both public and private companies. And over the years, we’ve seen the very best of both worlds.

So when we had the chance to get involved here—right at the ground floor, with a true blank canvas, as Ted put it, to build something new—we rolled up our sleeves and got to work. We saw an opportunity to combine the most attractive parts of private ownership with the most attractive parts of being a public company, and to design something from scratch that could be genuinely exceptional.

On the private side, what we love is the long-term orientation, the direct alignment between owners and operators, a mindset of pay-for-performance, and an ability to move quickly without the bureaucracy and agency issues that public companies sometimes accumulate. In simple terms, there’s an ownership mindset that runs through great private businesses.

On the public side, you have the advantages of liquidity, a currency to attract and retain great management teams, transparency and accountability, and the ability to build something with permanent capital—a company that isn’t tied to the lifespan of a single fund or a single financial sponsor. That means you can be a long-term home for owners who are looking to transition, and for management teams who want to build without a clock ticking towards an exit.

The vision for ContextLogic is to bring these strengths together. Every design choice—governance, incentives, structure—has been thought through from first principles to create something unique in the public markets.

The other reason we’re excited to be here is US Salt. We invested in this company about four years ago, and we’re the largest investor. David will tell you more about the business, but I’ll say this: it’s a gem that looks ordinary at the outset but it is extraordinary once you understand it. You see it in the 40–45% Adjusted EBITDA margins; you see it in the high returns on capital; you see it in decades of pricing growth; and you see it in the real, structural barriers to entry.

We were fortunate to recruit David Sugarman as CEO two and a half years ago, and he and his team have done a tremendous job. We couldn’t be more pleased with the business or with the leadership running it.

In fact, as an investor in US Salt our biggest concern—really our only major concern—was that the dynamics with our equity partners might force a premature sale, ceding its enormous future potential to the next buyer. So we’re thrilled to have the opportunity to roll substantially all our current investment, and even more than that, to put additional capital to work through buying out other sellers and helping backstop the rights offering.

With that, I want to turn the call over to David Sugarman.

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Slide 17 – US Salt Overview (David)

Thanks, Raja, and good morning everyone. I’m David Sugarman, CEO of US Salt. I’m excited to walk you through the business and explain why we think it’s such a special company.

US Salt has been around since 1893. We’re one of the very few vertically integrated producers of high-purity evaporated salt in the United States — meaning we control everything from the brine wells to production to packaging.

We serve recession-resilient end markets such as food, pharmaceuticals, and water conditioning. These are stable, everyday uses, not discretionary categories.

We’ve grown consistently for a long time. For LTM ended September 30, we have over 40% Adjusted EBITDA margins and still see significant room to grow, with estimated remaining reserves and resources of more than 100 years in our brine field.

Slide 18 – Management Team (David)

Let me quickly introduce the leadership team.

Our CFO, Jason Blaseg, has more than 20 years of experience in packaging and food manufacturing. Before joining us, he helped lead a billion-dollar division at Novolex and played a key role in several successful acquisitions and integrations.

Our VP of Strategy, Travis McNamara, joined in 2022 after spending time at LEK and Morgan Stanley. He leads commercial strategy, pricing, and long-term initiatives.

And as for me — I joined as CEO in 2023 after spending 25 years building and scaling private food businesses, often alongside financial sponsors. What drew me to ContextLogic was exactly what Raja described: the chance to operate with a true private-company mindset inside a public platform that doesn’t need to sell or flip businesses to create value. It gives my team and me the ability to build with a long time horizon, and we’re already hard at work looking at both organic and inorganic opportunities.

I’m also rolling a significant investment into ContextLogic, and it will be my single largest personal holding. The incentive structure is simple, objective, and works only when shareholders win. After 25 years in this industry, this is one of the most compelling and energizing opportunities I’ve had.

Slide 19 – US Salt Financial Profile (David)

Since 2015, revenue has grown at 8% annualized. Most importantly, our Adjusted EBITDA has grown organically at more than 14% since 2023, and our Adjusted EBITDA margins consistently sit near 40%.

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Free cash flow conversion remains extremely strong because this is not a capex-heavy business once the core infrastructure is in place.

In short: long-term, stable growth, consistently high margins, and excellent cash generation.

Slide 20 – Acquisition Criteria, Niche (David)

Salt is a deceptively simple product, but the industry structure really matters.

There are three main forms of salt: rock, solar, and evaporated. We operate in the highest value, highest purity segment — evaporated salt. This has over 99% purity, low seasonality, and premium pricing many multiples of where Rock and Solar salt can sell.

Slide 21 – Acquisition Criteria, Niche (David)

Within evaporated salt, we focus on the highest value niches. We sell a significant amount of 26-ounce private label round can salt, and we sell high-purity pharmaceutical grade salt which carries some of the highest prices in the entire industry because the standards are so strict and the qualification process is long and demanding.

Slide 22: Acquisition Criteria, Competitively Advantaged (David)

Salt may sound like a commodity, but evaporated salt is absolutely not a commodity market. The barriers to entry are meaningful.

First, reserve scarcity. Only a few basins in the United States have the right combination of depth, purity, and access to energy and water. As far as we know, no new evaporated salt facility has been built in over two decades.

Second, geography matters. Salt has a low value-to-weight ratio, so shipping long distances erodes margins quickly. Domestic producers close to major demand corridors have a structural cost advantage. We are ideally positioned in upstate New York with access to population corridors.

Third, capex and permitting. Building a new evaporated salt facility would require massive capital — and years of permitting and regulatory approvals, if it is even possible to do near major population centers.

Fourth, regulatory and customer qualification. Pharmaceutical and food customers require extensive testing, audits, and documentation. It can take years to qualify a new supplier.

These barriers aren’t theoretical. They’re real, they’re structural. And keep in mind that this is a niche market. The economics are attractive for incumbents, but the total size is typically too small to justify the capex, permitting, and qualification hurdles for a new entrant. Put simply: if you’re not already in this market, it’s not attractive to enter it.

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Slide 23: Acquisition Criteria, Competitively Advantaged (David)

This chart shows two things: steady growth in pricing over 25 years and nearly flat domestic evaporated salt supply.

Because supply is concentrated and doesn’t change much, and because demand is stable, pricing has been rational for decades. Across all evaporated salt categories — bulk, pellets, packaged — you see steady upward pricing. It’s effectively an inflation-protected business, and our customers understand that pricing moves with input costs. And we price to the value we deliver.

Slide 24: Acquisition Criteria, Long Duration Asset (David)

Here you can see our volume progression and average selling price (ASP) over time.

Volume has grown steadily at about 1% annually over the long term, and closer to 5% more recently as we introduced new products and increased penetration in certain channels.

But the bigger story is ASP which has increased consistently through a combination of pricing, mix shift, and new product introductions.

We’ve had one-off events — like the generator outage — but we believe we have addressed those risks with backup capacity and redundant power systems to prevent recurrence.

Slide 25: Organic Growth Drivers (David)

Our organic growth playbook is straightforward.

First, mix shift. We sell salt for $150 per ton and salt for much over $1,000 per ton. Every day, we continue mix-shifting up toward higher-value categories like pharma-grade and specialty salts.

Second, we price the product for the value we deliver, as evidence in our quality, on-time delivery, reliability, and service.

Third, new products and new markets. We are expanding into foodservice, club channels, Canada, and new formats like commercial sea salt and boxed salt.

And finally, operating efficiency. We’ve made significant capex investments since 2021 — more than $37 million — which are starting to unlock capacity, improve uptime, and enhance margins.

Our long-term goal is to deliver 5–10% annual organic profit growth, and we believe the combination of mix, new markets, and operational efficiency gives us a clear path to achieve that.

Slide 26: Key Business Risks (David)

Every business has risks, and we take ours seriously.

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We’re a single-site operation, so we’ve invested heavily in redundant power generation, backup systems, and safety stock in regional warehouses.

Pricing is always a risk, but our products serve essential, non-substitutable use cases, and typically make up a very small percentage of a customer’s total cost. Pricing has remained rational across the industry for years.

And while new entrants are always possible, the competitive advantages of our experience and location I described earlier — geology, permitting, capex, and qualification — make it difficult for anyone to replicate what we do.

We’ve built this business to be resilient, and we’ve invested ahead of risk to protect the company.

Slide 27 – Why US Salt Is a “First Pearl” (David)

Let me close with why US Salt is such a compelling anchor investment for ContextLogic. We check all three of the acquisition criteria Ted laid out earlier:

•	Niche: We operate in the highest-value segment of the salt market, with stable demand and rational pricing.
•	Competitively advantaged: Our experience and location are an asset, from geology to regulatory approvals to specialized equipment.
•	Long-duration asset: This is a 130-year-old business with approximately 100+ years of reserves remaining and a diversified set of end markets.

This is exactly the kind of business you want as the foundation of a long-term compounding platform — stable, high-margin, cash-generative, and very hard to replicate.

I’m incredibly proud of what our team has built, and we’re excited to start this next chapter as part of ContextLogic.

I’m going to turn the call over to Mark Ward.

Slide 28 – Transaction and Post-Closing Structure Overview (Mark)

Thanks, David.

And good morning everyone. I’m Mark Ward, and I am the President of ContextLogic.

I’m excited to join this platform, working alongside Ted and Raja. My role is to spearhead day-to- day oversight and ContextLogic’s strategy, overseeing the core responsibilities that come with being a public company. That includes financial reporting, SEC compliance, and the many operational and regulatory requirements that a public company must execute well, and consistently, while supporting our businesses as needed.

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Let me walk you through the transaction structure and the post-closing company.

Slide 29 – Detailed Transaction Overview (Mark)

This slide lays out the sources and uses for the transaction. Let me point out just a few things.

First, a significant portion of the purchase price is being funded through meaningful equity roll- over from Abrams Capital, as well as from members of the US Salt management team. That alignment matters and incentivizes.

Second, the company will be about 3.4 times gross levered at closing, which we feel comfortable with given the fundamentals of the business. And for now, our intention is to keep leverage at or below that level.

Third, we will be commencing a $115 million rights offering, fully backstopped at $8 per share by a fund advised by BC Partners Credit and Abrams Capital.

Slide 30 - Transaction and Post-Closing Structure Overview (Mark)

A quick note on structure.

Shares will be held at two levels:

•	ContextLogic Holdings LLC, and
•	ContextLogic Holdings Inc., the public company.

This dual-entity approach is designed to facilitate access to additional capital, allowing the public vehicle to invest alongside BC Partners and Abrams Capital in an opportunity of this size while maximizing shareholder value through maintaining structural flexibility.

On an aggregate basis including the controlled subsidiary, Abrams Capital will own about 39%, current public equityholders about 38%, BC Partners about 21%, and other rolling shareholders and management will own roughly 2%.

Importantly, as part of the transaction BC Partners has agreed to further align interests with Abrams and the public shareholders by foregoing the PIK feature in its original investment.

Slide 31 – Free Cash Flow 2026 Reference Point (Mark)

As a matter of practice, we don’t plan to issue formal guidance. But we also understand that shareholders need a starting point.

So we’re providing a single reference point for 2026, shown on this slide. Although, the transaction won’t close until 1H2026, this reflects our estimate of a full-year of 2026.

On a full-year basis—after all capital expenditures, including growth capex—we expect free cash flow of $31m to $38m.

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Think of this as the starting point for the free cash flow algorithm that Ted walked through earlier.

Slide 32 – Post-Closing Governance Structure (Mark)

This slide illustrates the governance structure we’ve been discussing.

The board will operate through committees that are small, focused, and accountable. These are not check-the-box committees. For example, to oversee US Salt, we’ll have a Business Oversight Committee that is directly accountable to the rest of the board for oversight and governance of that business. To start, it’ll just be Raja and me, working closely with David. We’ll approve budgets, weigh in on key hires, review performance, and make compensation decisions.

Separately, we have the Investment Committee that will make all material capital allocation decisions across the platform. This will have Ted, David Abrams, Raja, and myself. And it’s worth underscoring: the four of us represent the largest owners of the business.

To reiterate, the whole structure is designed to keep governance focused and ownership- minded.

Slide 33 — Post-Closing Board of Directors (Mark)

Beyond the four of us, the board will consist of seven directors, with three independents.

Raja will serve as Chair of the Board, and Ted will serve as Chair of the newly formed Investment Committee.

Slide 34 – Post-Closing Leadership (Mark)

To recap the leadership:

At the ContextLogic level, Ted, Raja, and I will be working closely together and at US Salt, that team consists of David, Jason, and Travis.

This tight relationship between owner-affiliated directors and operating executives is exactly the model we intend to maintain as we add more businesses over time. Even as we grow, our intent is to keep decision making fast, tight, and clear.

Slide 35 – Post-Closing Board and Executive Leadership (Mark)

This page includes the full bios for reference.

(Keep moving—no script needed here.)

Slide 36 – Investor Communication & Closing (Mark)

Finally, a few words on investor communication.

We will actively work to re-list the Company’s shares on a national securities exchange. That is an immediate priority.

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Our goal is to communicate clearly and honestly with shareholders. We plan to provide quarterly updates and we look forward to engaging with shareholders during the course of the year.

We also intend to host an annual investor day, where the focus will be on our operating management teams—not on us. They are the ones building the businesses.

As a general matter, we do not plan to issue ongoing guidance, other than the 2026 reference point we’ve provided today. But we welcome shareholder inquiries, and some combination of Ted, Raja, and myself will try to make ourselves available.

With that I will conclude the call. Thank you again for joining us today.

Slide 37 – Non-GAAP Measures (Mark)

Slide 37 shows the reconciliation of non-GAAP metrics.

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Closing Message (Operator)

Ladies and gentlemen, this does conclude today’s conference call. A replay of the call will be available along with the investor presentation on the company’s investor relations website at https://ir.contextlogic.com/. Again, thank you very much for joining us today. You may all disconnect and have a wonderful day. Goodbye.

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